Exhibit 99.1

FOR IMMEDIATE RELEASE

Second Sight Receives $1.6 Million Grant from National Institutes of Health to Support Orion Clinical Development

--Total Grant Amount Up to $6.3 Million Over Five Years--

Los Angeles, CA – September 18, 2018 – Second Sight Medical Products, Inc. (NASDAQ: EYES) ("Second Sight" or "the Company"), a developer, manufacturer and marketer of implantable visual prosthetics that are intended to create an artificial form of useful vision to blind individuals, today announced that the Company has received a $1.6 million grant (with the intent to fund $6.3 million over five years subject to annual review and approval) from the National Institutes of Health (NIH) to fund the “Early Feasibility Clinical Trial of a Visual Cortical Prosthesis” that commenced in January 2018.

The NIH grant funds ongoing and planned clinical activities and will be used to:

●	Conduct and support clinical testing of five subjects implanted with the OrionTM Cortical Visual Prosthesis (Orion);
●

Submit and obtain Investigational Device Exemption approval from the U.S Food and Drug Administration (FDA), and Institutional Review Board approval for a larger and final clinical study as approved by FDA;

●	Evaluate Orion reliability;
●	Create and test spatial maps with multiple spatial mapping methods in up to five patients;
●	Establish and validate a fitting process for Orion; and
●	Demonstrate improvements in the Functional Low-Vision Observer Rated Assessment (FLORA).

“We are delighted to be working with the researchers at the NIH and are deeply appreciative of this grant as we aim to advance Orion and work toward commencing a final clinical study to gain FDA approval. With this grant, we are one step closer to bringing Orion to a broader market that potentially treats a segment of the millions of blind individuals worldwide who have no other option,” stated Will McGuire, President and CEO of Second Sight.

About Second Sight

Second Sight Medical Products, Inc. (NASDAQ: EYES) develops, manufactures and markets implantable visual prosthetics that are intended to deliver useful artificial vision to blind individuals. A recognized global leader in neuromodulation devices for blindness, the company is committed to developing new technologies to treat the broadest population of sight-impaired individuals.

Second Sight’s Argus® II Retinal Prosthesis System is the only FDA and CE Mark approved device for treating retinitis pigmentosa, with proven implant durability of multiple years. In 2016, the company published five year results. Today, several Argus II devices have been implanted and operational in humans for more than 10 years. The company is developing the Orion™ I Visual Cortical Prosthesis which is intended to provide useful artificial vision to individuals who are blind due to various causes. The company’s U.S. headquarters are in Los Angeles, and European headquarters are in Lausanne, Switzerland. More information is available at www.secondsight.com.

About Retinitis Pigmentosa

Affecting one in 4,000 individuals worldwide, retinitis pigmentosa (RP) is a rare, inherited genetic disorder that damages retinal cells called photoreceptors. Photoreceptors absorb and convert light into electrical signals sent to other retinal cells, then through the optic nerve to the brain which processes them into images. Common early symptoms of RP, often experienced in childhood, include difficulty seeing at night and lost peripheral vision. Later, the disease may lead to blurring of vision, tunnel vision, loss of central vision or loss of the ability to see colors. In many cases, severe vision problems occur in early adulthood. RP may impact an individual’s ability to perform essential tasks of daily living such as reading, driving, walking without assistance, or recognizing faces and objects.

About the Argus II Retinal Prosthesis System

The Argus® II Retinal Prosthesis System is an established, FDA and CE mark approved retinal implant that delivers a useful form of artificial vision to individuals who are blind due to severe to profound retinitis pigmentosa (RP). The Argus II works in place of lost photoreceptor cells and sends electrical pulses to remaining viable retinal cells to induce visual perception. The system works by converting images captured by a miniature video camera mounted on glasses into a series of small electrical pulses, which are transmitted wirelessly to an array of electrodes implanted on the surface of the retina. These pulses stimulate the retina's remaining cells, enabling perception of patterns of light in the brain. The user learns to interpret these visual patterns in order to regain some visual function. The Argus platform, which leverages the unique, patented design of its 60-contact array, is supported by more than 10 years of clinical experience and has been evaluated in multiple peer reviewed publications. Argus II was also the first retinal neuromodulation prosthesis to receive widespread commercial approval and is presently available at more than 50 leading medical centers in North America, Europe, the Middle East and Asia. Further information on the long-term benefits and risks can be found in the peer reviewed paper at: http://www.sciencedirect.com/science/article/pii/S0161642016305796

About the Orion Visual Cortical Prosthesis System

Leveraging Second Sight’s 20 years of experience in neuromodulation for vision, the Orion™ Visual Cortical Prosthesis System is an implanted cortical stimulation device intended to provide useful artificial vision to individuals who are blind due to a wide range of causes, including glaucoma, diabetic retinopathy, optic nerve injury or disease, or forms of cancer and trauma. The Orion System is intended to convert images captured by a miniature video camera mounted on glasses into a series of small electrical pulses. The device is designed to bypass diseased or injured eye anatomy and to transmit these electrical pulses wirelessly to an array of electrodes implanted on the surface of the brain’s visual cortex, where it is intended to provide the perception of patterns of light. A feasibility study of the Orion I device is currently underway at the Ronald Reagan UCLA Medical Center in Los Angeles and Baylor College of Medicine in Houston. No published in-human data is available yet for the Orion system. Based on the results of this first in-human testing of the Orion I cortical stimulation device, the company anticipates initiation of the next study in 2019.

Forward looking statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange and Exchange Act of 1934, as amended, which are intended to be covered by the “safe harbor” created by those sections. All statements in this release that are not based on historical fact are “forward looking statements.” These statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “goal,” or “planned,” “seeks,” “may,” “will,” “expects,” “intends,” “believes,” “should,” and similar expressions, or the negative versions thereof, and which also may be identified by their context. All statements that address operating performance or events or developments that Second Sight expects or anticipates will occur in the future, such as stated objectives or goals, or that are not otherwise historical facts, are forward-looking statements. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements as a result of various factors, including those risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report, on Form 10-K, filed on March 20, 2018, our most recent 10-Q, filed on August 7, 2018, and our other reports filed from time to time with the Securities and Exchange Commission. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto, or any change in events, conditions, or circumstances on which any such statement is based.

About the National Institutes of Health (NIH)

NIH, the nation's medical research agency, includes 27 Institutes and Centers and is a component of the U.S. Department of Health and Human Services. NIH is the primary federal agency conducting and supporting basic, clinical, and translational medical research, and is investigating the causes, treatments, and cures for both common and rare diseases. For more information about NIH and its programs, visit www.nih.gov.

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